SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 25, 2005


                           The Sagemark Companies Ltd.
             (Exact name of Registrant as Specified in its Charter)

       New York                      0-4186                   13-1948169
(State or other jurisdiction       (Commission              (IRS Employer
       of incorporation)            File No.)             Identification No.)


        1285 Avenue of the Americas, 35th Floor, New York, New York 10019
                     (Address of Principal Executive Office)

       Registrant's telephone number, including area code: (212) 554-4219

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

         The Registrant entered into an Executive Employment Agreement and Exclusive Radiology Services Agreement with Dr. Michael Fagien on October 25, 2005.

         Pursuant to the terms of the Executive Employment Agreement between the Registrant and Dr. Fagien (the "Employment Agreement"), the Registrant retained Dr. Fagien's services as its Chief Medical Officer for an initial term of five years, subject to renewal for three successive two year renewal periods unless either party to the Employment Agreement provides the other with a notice of non-renewal twelve (12) months prior to the end of the initial term, or any such renewal period. In addition, the initial five year term of the Employment Agreement will be automatically renewed for five years if, on or before October 22, 2010, there are five positron emission tomography ("PET") imaging centers which are acquired or established by the Registrant in Florida during such initial five year term (the "New Florida Centers") and which commenced their operations within such period. The Employment Agreement is subject to earlier termination pursuant to certain specified occurrences as provided therein, including the Registrant's right to terminate such agreement if at least two New Florida Centers are not acquired or established by the Registrant by the end of the first year of the initial five year term of such agreement and at least one additional New Florida Center is not so acquired or established by the end of the second year of such initial five year term (unless the failure to acquire or establish any such New Florida Center is caused by the Registrant's inability to provide or obtain the financing required to consummate any such acquisition or establish any such imaging center or, if the Registrant determines not to establish any such New Florida Center after certain specified due diligence criteria have been satisfied).

         Dr. Fagien will receive an annual base salary of $250,000 (the "Base Salary") during each year of the term of the Employment Agreement as well as reimbursement of expenses incurred by him in the course of performing his duties as Chief Medical Officer and certain other specified perquisites. In addition, Dr. Fagien will receive a fee of One Hundred Thousand Dollars ($100,000) for each New Florida Center which commences its operations during the term of the Employment Agreement, which fee is payable from all distributions of profits or cash flow received by the Registrant or its subsidiary or affiliated entities from the entity which owns, operates or manages any such imaging center, except that Dr. Fagien will be entitled to receive a fee of the greater of One Hundred Thousand Dollars ($100,000) or 5% of the total purchase price paid by the Registrant for two specified imaging entities or centers (such latter fee to be paid to Dr. Fagien, in full, at the closing of any such transaction with respect to either of such entities or imaging centers).

         Dr. Fagien will receive a warrant (the "Warrant") to purchase up to 500,000 shares (the "Warrant Shares") of the Registrant's common stock during a five year period at an exercise price of $1.60 per share. The Warrant Shares will vest as follows: (i) 100,000 Warrant Shares upon the execution of this Agreement, (ii) 100,000 Warrant Shares on each of October 22, 2006, October 22, 2007, October 22, 2008 and October 22, 2009 and (iii) 100,000 Warrant Shares on the date, if any, that each New Florida Center commences its operations or on the closing date of the acquisition of any such New Florida Center (with respect to the vesting provisions set forth in clauses (ii) and (iii), the applicable Warrant Shares will vest on the earlier of such dates if and as they occur). Notwithstanding the foregoing, the Warrant Shares which have not vested will immediately vest upon any issuance by the Registrant of a notice of non-renewal of the Employment Agreement prior to October 22, 2010 or upon any termination of such agreement by Dr. Fagien as a consequence of any uncured breach or default of such agreement by the Registrant. In addition, the Warrant grants Dr. Fagien one demand registration right with respect to the vested Warrant Shares underlying such Warrant and "piggy-back" registration rights with respect thereto. Pursuant to the terms of the Employment Agreement, Dr. Fagien has the right to exchange all (but not part) of the 400,000 vested Warrant Shares for a 20% equity interest in all of the New Florida Centers existing on the date of any such exchange, provided that Dr. Fagien makes such election, in writing, prior to any exercise of the Warrant and not later than October 22, 2008. In the event that Dr. Fagien fails to provide such notice to the Registrant by such date, Dr. Fagien's exchange right will terminate as of October 22, 2008.

         The Warrant was issued to Dr. Fagien in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act") in reliance on Section 4(2) of the Act and the safe harbor private offering exemption provided by Rule 506 promulgated under the Act.

         Pursuant to the Exclusive Radiology Services Agreement between the Registrant and Dr. Fagien (the "Radiology Agreement"), the Registrant retained Dr. Fagien as its radiologist to perform all required radiology services for all New Florida Centers as well as any other imaging centers which are currently owned or managed by the Registrant or which are acquired or established by the Registrant outside of the State of Florida during the term of such agreement, to the extent any of such other imaging centers are designated by the Registrant for purposes of such agreement. The Radiology Agreement will have an initial term of five years, subject to renewal and earlier termination on the same terms and conditions as provided in the Employment Agreement. Dr. Fagien will receive a fee for such services of $250,000 per year (the "Annual Fee"), plus an additional fee of $170 for each PET imaging scan and $75 for each body part computerized tomography imaging scan in excess of 1,470 imaging scans which are read and interpreted by Dr. Fagien in each year of the term of such agreement. The Registrant has agreed to provide, at its cost, certain professional liability insurance for Dr. Fagien during and for specified periods after the term of such agreement.

Item 302          Unregistered Sale of Equity Securities

         The disclosure contained in Item 1.01 of this Report is incorporated herein by reference.

--------------------------------------------------------------------------------
This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company's plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control).
--------------------------------------------------------------------------------

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      THE SAGEMARK COMPANIES LTD.


                                      By: /s/ Theodore B. Shapiro
                                          ----------------------------------
                                          Theodore B. Shapiro, President and
                                          Chief Executive Officer

Date: November 1, 2005